Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 18, 2025 relating to the consolidated financial statements of Phaos Technology Holdings (Cayman) Limited as of and for each of the years ended April 30, 2025 and 2024. This report includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

April 15, 2026